 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 30, 2010

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the First Security Group, Inc. (the “Company”) was held on June 30, 2010 (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.  The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

The following nominees were elected as Directors of the Company to serve until the 2011 Annual Meeting of Shareholders and until their successors have been elected and qualified:

Name	For	Withheld	Abstentions	Broker Non-Votes
Rodger B. Holley	7,889,520	733,628	--	2,455,978
Randall L. Gibson	7,918,061	705,087	--	2,455,978
Carol H. Jackson	7,904,396	718,752	--	2,455,978
Ralph L. Kendall	7,884,600	738,548	--	2,455,978
D. Ray Marler	7,918,307	704,841	--	2,455,978

The appointment of Joseph Decosimo and Company, PLLC, as the Company’s independent public accounting firm for the fiscal year ending December 31, 2010 was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
10,885,052	179,359	14,715	-

A proposal to approve a non-binding resolution regarding overall executive compensation policies and procedures employed by the Company, as described in the Executive Compensation section of the Company’s Proxy Statement for the Annual Meeting, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
7,113,391	3,869,793	90,056	5,886

An amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 50 million to 150 million was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
7,224,399	1,316,304	82,445	2,445,978

A proposal to approve a potential issuance of up to $50 million of the Company’s common stock and/or securities convertible into or exercisable for common stock, not to exceed 30 million shares, in connection with one or more private placement transactions closing on or prior to December 30, 2010, which shares would be issued at a maximum discount of 30% to the then market value of our common stock on the date(s) of issuance, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
5,457,813	3,109,773	49,676	2,461,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: July 6, 2010
By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer